EXHIBIT 99.2

              SERVICER'S INDEPENDENT ACCOUNTANT'S
            REPORT ON SERVICER'S SERVICING ACTIVITY

                        (See Attached)



February 4, 1999


Deloitte & Touche LLP
Texas Commerce Tower
220 Ross Avenue
Suite 1600
Dallas, Texas    75201


Dear Sirs:

As  of  and  for the year ended December 31, 1998,  AMRESCO
Services,  L.  P.,  a  subsidiary  of  AMRESCO,  INC.,  has
complied   in  all  material  respects  with  the   minimum
servicing  standards  set  forth  in  Appendix   A.    Such
standards were established by AMRESCO Services, L. P. based on Mortgage Bankers Association of America's Uniform Single
Attestation Program for Mortgage Bankers (USAP).

A list of the securitized and bond-related servicing contracts covered by this representation is included in Appendix B.

For  the period January 1, 1998 through December 30,  1998,
AMRESCO  Services, L. P. had in effect a fidelity  bond  in
the  amount of $23,000,000, errors and omissions  liability
coverage   in  the  amount  of  $10,000,000,  and  mortgage
impairment   protection  in  the  amount  of   $23,000,000.
Beginning  December  31,  1998,  AMRESCO  Services,  L.  P.
increased its coverage, resulting in a fidelity bond in the
amount  of  $43,000,000, and mortgage impairment protection
in   the  amount  of  $43,000,000.   Errors  and  omissions
liability coverage remained at $10,000,000.


/s/ Donnie M. Skidmore       February 4, 1999
Donnie M. Skidmore                 Date
President


/s/ Daniel B. Kirby         February 4, 1999
Daniel B. Kirby                    Date
Senior Vice President

                                             Appendix A, Page 1

          AMRESCO Services, L. P. Servicing Standards

I.   CUSTODIAL BANK ACCOUNTS

     1. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

              be mathematically accurate;

    be prepared within forty-five (45) calendar days after the cutoff date;

     be reviewed and approved by someone other than the person who prepared the reconciliation; and

      document  explanations  for  reconciling  items.   These
  reconciling items shall be resolved within ninety (90) calendar days of their original identification.

     2. Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.

     3. Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II.  MORTGAGE PAYMENTS

     1. Scheduled mortgage payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt.

     2. Scheduled mortgage payments made in accordance with the mortgagor's loan documents shall be posted to the applicable mortgagor records within two business days of receipt.

     3. Scheduled mortgage payments shall be allocated to principal, interest, insurance, taxes or other escrow items in accordance with the mortgagor's loan documents.

     4. Mortgage payments identified as loan payoffs or other nonscheduled payments shall be allocated in accordance with the mortgagor's loan documents.


III. DISBURSEMENTS

     1. Disbursements made via wire transfer on behalf of a mortgagor or investor shall be made only be authorized personnel.

     2. Disbursements made on behalf of a mortgagor or investor shall be posted within two business days to the mortgagor's or investor's records maintained by the servicing entity.

                                             Appendix A, Page 2

          AMRESCO Services, L. P. Servicing Standards

     3. Tax and insurance payments shall be made on or before the penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty (30) calendar days prior to these dates.

     4. Any late payment penalties paid in conjunction with the payment of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or omission.

     5. Amounts remitted to investors per the servicer's investor reports shall agree with canceled checks, or other form of payment, or custodial bank statements.

     6. Unused checks shall be safeguarded so as to prevent unauthorized access.

IV.  INVESTOR ACCOUNTING AND REPORTING

     1. The servicing entity's investor reports shall agree with, or reconcile to, investors records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V.   MORTGAGOR LOAN ACCOUNTING

     1. The servicing entity's mortgage loan records shall agree with, or reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.

     2. Adjustments on ARM loans shall be computed based on the related mortgage note and any ARM rider.

     3. Escrow accounts shall be analyzed, in accordance with the mortgagor's loan documents, on an annual basis or as required by the servicing agreement.

     4. Interest on escrow accounts shall be paid, or credited, to mortgagors in accordance with the servicing agreements.

VI.  DELINQUENCIES

     1. Records documenting collection efforts shall be maintained during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and mortgage payment rescheduling plans.

VII. INSURANCE POLICIES

     1. A fidelity bond and errors and omissions policy shall be in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.
                                         Appendix B, Page 1

                    AMRESCO Services, L. P.

Following is a list of the securitized and bond-related servicing contracts which are covered by the attached USAP representation.

Contract Date     Reference Name  Seller, Depositor or other Primary Party

Aug. 1, 1991       RTC 1991 M-1     Resolution Trust Corporation
Nov. 1, 1991       RTC 1991 M-5     Resolution Trust Corporation

Mar. 1, 1992       RTC 1992 C-2     Resolution Trust Corporation
Apr. 1, 1992       RTC 1992 C-3     Resolution Trust Corporation
Sept. 1, 1992      RTC 1992 C-6     Resolution Trust Corporation
Nov. 1, 1992       RTC 1992 C-8     Resolution Trust Corporation

Jan. 1, 1993       RTC 1993 C-1             Resolution Trust Corporation
Mar. 15, 1993      Investors Savings 1988-A NationsBank of Virginia, N.A.
Aug. 12, 1993      Ross Park  Mall  1993-A  Penn Ross Joint Venture
Sept. 10, 1993     Salomon 1993 C-1         Salomon Brothers Mortgage
                                              Securities VII, Inc.
Oct. 26, 1993      Kidder 1993 C1 (Crown)   Kidder Peabody Acceptance
                                             Corporation I
Nov. 12, 1993      DLJ 1993 MF17 DLJ        Mortgage Acceptance Corp.
Dec. 1, 1993       New England 1993-1       New England Mutual Life
                                             Insurance Company

Feb. 1, 1994       Forest City 1994-1       Nomura Asset Securities
                                             Corporation
Apr. 5, 1994       Freehold Raceway  Mall   Freemall Finance, Inc.

June 1, 1995       NationsBanc 1995 M2      NationsBanc Mortgage Capital
                                              Corporation
Aug. 15, 1995      Lakewood 1995 C-1        Lakewood Mall Finance Company
Sept. 1, 1995      Oregon 1995-1            Oregon Commercial Mortgage,
                                             Inc. 1995-1
Oct. 1, 1995       Nomura 1995 MD IV        Asset Securitization Corporation
July 1, 1995       JP Morgan 1995 C-1       J.P.Morgan Commercial Mortgage
                                             Finance Corp.

Jan. 1, 1996       JP Morgan 1996 C-2       J.P. Morgan Commercial Mortgage
                                             Finance Corp.
June 1, 1996       JP Morgan 1996 C-3       J.P. Morgan Commercial Mortgage
                                             Finance Corp.
Apr. 2, 1996       Nomura 1996 MD V         Nomura Asset Securities Corporation
May 1, 1996        NationsLink 1996-1       NationsLink Funding Corporation
May 29, 1996       Equitable S/A 174        The Equitable Life Assurance
                                             Society of the U.S.
June 28, 1996      Colonial Realty LP       Colonial Realty Limited
                                              Partnership
July 1, 1996      Security Capital Atlantic Security Capital Atlantic
                                             Multifamily, Inc.
Aug. 1, 1996      Crystal Mortgage 1996-1    Crystal Run Property, Inc.
Oct. 1, 1996      SASCO 1996 C-1             Structured Asset Securities
                                              Corporation
Oct. 23, 1996     Nomura 1996 D-3            Asset Securitization Corporation
Nov. 25, 1996     Hospitality 1996 C-1       Hospitality Properties Mortgage
                                              Acceptance Corp.
Dec. 17, 1996     Nomura 1996 MD VI          Asset Securitization Corporation
Dec. 17, 1996     Potomac Gurnee Finance     Potomac Gurnee Finance Corp.

                                         Appendix B, Page 2

                    AMRESCO Services, L. P.

Contract Date    Reference Name    Seller, Depositor or other Primary Party

Feb. 1, 1997    IDB 1993-A Nomura      Securities International, Inc.
Feb. 6, 1997    JP Morgan 1997 C-4     J.P. Morgan Commercial Mortgage
                                         Finance Corp.
Mar. 27, 1997   Nomura 1997  D-4       Asset Securitization Corporation
Apr. 30, 1997   Franklin Park Finance  Franklin Park Finance, Inc.
Apr. 30, 1997   Willowbrook Finance    Willowbrook Finance Corporation
June 30, 1997   MSCI 1997 HF1          Morgan Stanley Capital I, Inc.
June 30, 1997   MSCI 1997 WF1          Morgan Stanley Capital I, Inc.
July 8, 1997    ACMF 1997 C-1          AMRESCO Commercial Mortgage
                                          Funding I Corp.
Aug. 14, 1997   GSM 1997-GL I          GS Mortgage Securities Corporation II
Sep. 29, 1997   SASCO 1997 C-1         Structured Asset Securities Corporation
Oct. 24, 1997   Nomura 1997 D-5        Asset Securitization Corporation
Nov. 3, 1997    USC Oakbrook 1997-1    USC Oakbrook, Inc.
Nov. 25, 1997   CSFB 1997-PS1          Credit Suisse First Boston Mortgage
                                        Securities Corp.
Dec. 1, 1997    BSF Participation Trust  BSF III Limited Partnership

Feb. 4, 1998   Nomura 1998-ST I        Nomura Depositor Trust ST I
Feb. 27, 1998  FNMA 1998-M1            Federal National Mortgage Association
Mar. 1, 1998   MSC 1998-WF1            Morgan Stanley Capital I, Inc.
Mar. 1, 1998   FUL 1997-C2             First Union Commercial Mortgage
                                        Securities, Inc.
Mar. 1, 1998   Lehman 1998-C1          Structured Asset Securities Corporation
Mar. 27, 1998  MSC 1998-HF1            Morgan Stanley Capital I, Inc.
Mar. 27, 1998  Nomura 1998-D6          Nomura Asset Securities Corporation
Mar. 30, 1998  DMARC 1998-C1           Deutsche Mortgage and Asset
                                        Receiving Corporation
Apr. 29, 1998  MCF 1998-MC1            Mortgage Capital Funding, Inc.
Apr. 29, 1998  SASCO 1998-C2           Structured Asset Securities Corporation
May 15, 1998   GS 1998-GSFL I          GS Mortgage Securities Corporation II
Jun. 1, 1998   MSC 1998-WF2            Morgan Stanley Capital I, Inc.
Jun. 1, 1998   MSC 1998-XL1            Morgan Stanley Capital I, Inc.
Jul. 7, 1998   Telcom/Goldman          Telcom Properties,Ltd.
Aug. 27, 1998  MSC 1998-CF1            Morgan Stanley Capital I, Inc.
Sept. 30, 1998 CAPCO 1998-D7           CAPCO America Securitization Corp.
Oct. 27, 1998  CSFB 1998-PS2           Credit Suisse First Boston Mortgage
                                        Securities Corp.
Dec. 30, 1998  MCF 1998-MC3            Mortgage Capital Funding, Inc.




INDEPENDENT ACCOUNTANTS' REPORT


To the Board of Directors of AMRESCO Services, L.P.:

We have examined management's assertion about AMRESCO Services, L.P.'s (the "Company") (a wholly owned subsidiary of AMRESCO, INC.) compliance with the Company's servicing standards identified in the Appendix as of and for the year ended December 31, 1998, included in the accompanying management assertion. Such standards were established by the Company's management based on the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"). Management is responsible for the Company's compliance with these servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and accordingly, included examining, on a test basis, evidence about the Company's compliance with the servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing standards or its servicing agreements.

In our opinion, management's assertion that AMRESCO Services, L.P. complied with its established servicing standards identified in the Appendix as of and for the year ended
December 31, 1998, is fairly stated, in all material respects.

/s/  DELOITTE & TOUCHE LLP

February 4, 1999

                                                         APPENDIX

           AMRESCO SERVICES, L.P. SERVICING STANDARDS



I. CUSTODIAL BANK ACCOUNTS

   1. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

          be mathematically accurate;
          be prepared within forty-five (45) calendar days after the cutoff date;
          be reviewed and approved by someone other than the person who prepared the reconciliation; and
          document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of their original identification.
   2. Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.

   3. Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II.MORTGAGE PAYMENTS

   1. Scheduled mortgage payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt.

   2. Scheduled mortgage payments made in accordance with the mortgagor's loan documents shall be posted to the applicable mortgagor records within two business days of receipt.

   3. Scheduled mortgage payments shall be allocated to principal, interest, insurance, taxes or other escrow items in accordance with the mortgagor's loan documents.

   4. Mortgage payments identified as loan payoffs or other nonscheduled payments shall be allocated in accordance with the mortgagor's loan documents.

III.    DISBURSEMENTS

   1.Disbursements made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.

   2. Disbursements made on behalf of a mortgagor or investor shall be posted within two business days to the mortgagor's or investor's records maintained by the servicing entity.

   3.Tax and insurance payments shall be made on or before the penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty (30) calendar days prior to these dates.

   4.Any late payment penalties paid in conjunction with the payment of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or omission.

   5.Amounts remitted to investors per the servicer's investor reports shall agree with canceled checks, or other form of payment, or custodial bank statements.

   6.Unused checks shall be safeguarded so as to prevent unauthorized access.

IV.INVESTOR ACCOUNTING AND REPORTING

   1.The servicing entity's investor reports shall agree with, or reconcile to, investors' records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V. MORTGAGOR LOAN ACCOUNTING

   1.The servicing entity's mortgage loan records shall agree with, or reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.

   2.Adjustments on ARM loans shall be computed based on the related mortgage note and any ARM rider.

   3.Escrow accounts shall be analyzed, in accordance with the mortgagor's loan documents, on an annual basis or as required by the servicing agreement.

   4.Interest on escrow accounts shall be paid, or credited, to mortgagors in accordance with the servicing agreements.

VI.DELINQUENCIES

   1.Records documenting collection efforts shall be maintained during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and mortgage payment rescheduling plans.

VII.    INSURANCE POLICIES

   1.A fidelity bond and errors and omissions policy shall be in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.